                                   EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive  Employment  Agreement  ("Agreement") is entered into as of January 8, 2002,
(the Effective Date) by and between eXcelon  Corporation,  a Delaware corporation with its principal offices located at 25 Mall Road, Burlington, MA 01803 (together with its successors and assigns, the
"Company"), and Philip Lee, an individual residing at 39 Constitution Drive, Southborough,  MA 01772
(the "Executive").

         WHEREAS, the Executive is currently employed as the President of the Company;

         WHEREAS,  the  Company  desires to continue to employ the  Executive  and has offered  such employment to the Executive, and the Executive desires to continue to be employed by the Company and has accepted employment by the Company as President,  in accordance with the provisions contained in this Agreement;

         NOW,  THEREFORE,  in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.       TERM.  The  employment of the Executive  pursuant  to this Agreement  shall commence on the
Effective  Date and expire on the first  anniversary  of the Effective  Date (the  "Initial  Term");
provided,  however, that at the expiration of such Initial Term and of any one-year Renewal Term (as described below),  this Agreement shall automatically be extended for an additional one-year renewal period  (each a "Renewal  Term";  the Initial  Term,  as extended by any such  Renewal  Term,  being hereinafter referred to as the "Term"),  unless the Company shall notify the Executive,  at least 90 days prior to such  expiration,  that it elects not to extend this  Agreement.  Notwithstanding  the foregoing,  this  Agreement may be earlier  terminated in strict  accordance  with the provisions of
Section 5 of this Agreement.

2.       EMPLOYMENT, ACCEPTANCE, DUTIES AND OTHER ACTIVITIES.

2.1.     ACCEPTANCE. The Company agrees to employ the Executive  during the Term,  and the Executive accepts such  employment.  As a condition  precedent to the  Company's  obligations  hereunder,  the
Executive  has entered  into the  attached  NON-COMPETITION,  NON-SOLICITATION,  NON-DISCLOSURE  AND
DEVELOPMENTS  AGREEMENT  with the Company (the "Company  Proprietary  Rights  Agreement"),  which is incorporated herein by reference.

DUTIES.  During the Term,  Executive shall serve as President , reporting to the CEO; shall have all authorities, duties and responsibilities as are inherent in, or incident to, such offices; and shall be assigned no duties or responsibilities that are materially  inconsistent with, or that materially impair his ability to  discharge,  his duties and  responsibilities  as  President  of the  Company.
Notwithstanding any provision herein to the contrary,  the President's duties will be defined by the
CEO.

2.2.     OTHER  ACTIVITIES.  The  Executive  shall  devote  his full business time and attention and his best efforts to the performance of his duties as an employee of the Company; PROVIDED,  HOWEVER, that the  Executive  may also  engage in the  following  activities:  (i) serving on the boards of a reasonable number of business entities,  trade associations  and/or charitable  organizations;  (ii)
engaging in charitable activities and community affairs; (iii) accepting and fulfilling a reasonable number of speaking  engagements;  and (iv) managing his personal  investments and affairs;  provided that such activities do not in the aggregate materially interfere with the proper performance of the
Executive's duties and responsibilities as set forth in this Agreement.

3.       ACCELERATION OF VESTING AND EXTENSION OF TIME FOR EXERCISE OF OPTIONS IN CERTAIN EVENTS.

               (a) Upon the occurrence of any Change in Control, as defined in Section 5.6(b) below, each option to acquire common stock,  $.001 par value  ("Common  Stock") of the Company that is then held by the Executive (each an "Option") shall vest immediately, so as to become fully exercisable.

               (b) If the Company  terminates the  Executive's  employment  Without Cause during the
Initial Term or within twelve (12) months after a Change in Control, or if during either such period the Executive  voluntarily  terminates  his employment  pursuant to Section 5.5(b) below,  of if the
Company  elects not to extend  this  agreement  pursuant  to Section 1, (i) each  Option held by the
Executive shall vest immediately so as to become fully  exercisable (to the extent not already fully exercisable),  and (ii) the  expiration  date by which  any  Option  held by the  Executive  must be exercised will automatically be extended to the first anniversary of the date of such termination.

4.       TERMINATION OF EMPLOYMENT.

          4.1.     DEFINITION OF TERMS

               (a) The Severance  Amount shall be a lump sum equal to the sum of (i) the Executive's then-current  monthly  salary  multiplied  by  twelve  (12),  plus (ii) the  amount  of the  maximum
Performance  Bonus,  including  without  limitation  any and all  commissions,  pursuant to existing compensation  agreements in effect for the year in which such termination occurs which the Executive could have earned if he remained  in the employ of the Company and all  performance  goals and other criteria  were met  (whether  or not  such  goals or  criteria  are in fact  met),  plus  (iii)  all compensation  owing  hereunder to the  Executive as of the date of his  termination,  plus (iii) all accrued benefits under any retirement plan adopted by the Company for the benefit of its employees.

                                                 2

               (b) The SEVERANCE BENEFITS shall be all allowances and benefits being provided by the
Company to the Executive at the date of his termination,  including, but not limited to, medical and dental  insurance  benefits;  PROVIDED,  HOWEVER,  that if, and only if, the allowances and benefits being  provided to the Executive on the date the Executive  terminates  cannot be provided under the terms of such plans (and such plans  cannot be amended by the Board of  Directors  of the Company to provide such benefits and allowances  without  adversely  affecting the tax treatment thereof to the
Company or the participants  thereunder),  the Company shall pay to the Executive,  his spouse,  his estate or his legal representative, as the case may be, the value of such allowances and benefits in a lump sum payment within thirty (30) days after the date the Executive terminates.

4.2.  TERMINATION  UPON DEATH.  The Term of employment of the Executive  under this Agreement  shall terminate upon the death of the Executive.

4.3. TERMINATION UPON DISABILITY.

               (a) If, during the Term of his  employment,  the Executive  suffers a Disability  (as hereinafter  defined) for a period of three (3)  consecutive  months or more, the Company may, after the expiration of such three-month  period and prior to the Executive  resuming his full-time duties hereunder,  terminate the  employment of the  Executive  upon prior written  notice to the Executive which  notice  shall  specify a date  (which may be the date of such notice or any later date) as of which such termination is to become effective (the "Disability  Termination  Date").  In that event,
Executive  shall receive the Severance  Amount payable in one lump sum on the effective date of such termination and the Severance  Benefits for a period of twelve (12) months following the termination of the Executive's  employment.  Subsequent to the Disability Termination Date, the Executive or his
legal  representatives  shall be  entitled to receive any  benefits  which may be payable  under all disability  insurance policies and disability plans provided by the Company,  without offset for any other  insurance or  disability  payments to which the  Executive  may be entitled  under  insurance policies owned by him.

               (b) For  purposes  of this  SUBSECTION  5.3,  "Disability"  shall  mean any mental or physical  condition or incapacity  which prevents the Executive from  substantially  discharging his duties and responsibilities as an officer of the Company. In the event of a disagreement between the
Company and the Executive as to whether the Executive suffers from a Disability, the Executive shall submit to the physical or mental  examination of a physician licensed under the laws of the State of
Massachusetts who shall be mutually selected by the Executive (or his legal  representative) and the
Company,  and such physician shall make the  determination of whether the Executive suffers from any
Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the  Executive.  The entire cost of any such  examination  shall be borne by the Company.

                                                 3

4.4. TERMINATION FOR CAUSE. In the event of termination of the Executive's employment for Cause, all compensation of the Executive and any other rights the Executive may have under this Agreement shall cease upon the termination date of his employment,  the Executive shall receive no Severance Amount, no Severance  Benefits and no further payments or benefits shall be paid or payable to the Executive by the Company for any period  thereafter,  except to the extent that  Executive  shall have accrued benefits  under any  retirement  plan  adopted by the Company for the benefit of its  employees  and except for all  compensation  owing  hereunder to the  Executive as of the date of  termination  for
Cause. For purposes of this Agreement, "Cause" shall mean

               (a) being convicted of criminal conduct  constituting a felony offense,  other than a traffic offense, whether or not related to the Executive's employment;

               (b) gross and repeated  negligence in the  performance of the  Executive's  duties on behalf of the  Company  which  results in a material  detriment  to the  Company and is not cured or corrected  within thirty (30) days after the Executive's  receipt of written notice from the Company referring to this paragraph and describing  with  specificity  the conduct or omission  constituting gross negligence;

               (c) fraud or embezzlement with respect to funds of the Company,  as determined by the
Board;

               (d) the Executive's  failure to comply with lawful instructions not inconsistent with
Executive's  rights  under this  Agreement  given to the  Executive by the Board of Directors or CEO which is not cured or corrected  within  thirty (30) days after the  Executive's  receipt of written notice from the Company referring to this paragraph and describing with specificity the instructions with which the Executive did not comply;

               (e) the Executive's material failure to comply with reasonable policies,  directives, standards and regulations  adopted by the Company which not  inconsistent  with  Executive's  rights under this Agreement,  including,  without  limitation,  the Company's  policies  regarding  insider trading,  except any such failure,  that,  if capable of cure,  is remedied by the Executive  within thirty (30) days after the Executive's  receipt of written notice from the Company referring to this paragraph and describing with specificity the failure of the Executive to comply;

               (f) material breach by the Executive of the Company Proprietary Rights Agreement; and

                                                 4

               (g) any intentional  act by the Executive that would  reasonably be expected to have, and that does have, a material adverse effect on the goodwill or reputation of the Company or on its relationships with its customers or employees.

         Notwithstanding the foregoing, a refusal by the Executive to move the Executive's residence away from the Boston area at the  Company's  request  will not  constitute a failure to comply under this paragraph.

         4.5. VOLUNTARY TERMINATION BY EXECUTIVE.

               (a) The Executive may  voluntarily  terminate his  employment at any time upon ninety
(90) days written  notice to the Company.  In such case,  the  Executive  shall receive no Severance
Amount,  no Severance  Benefits and no further  payments or benefits shall be paid or payable to the
Executive by the Company for any period after such  termination of employment,  except to the extent that Executive shall have accrued  benefits under any plan adopted by the Company for the benefit of its employees  generally and except for all compensation  owing hereunder to the Executive as of the date of voluntary termination.

               (b)  Notwithstanding  the  foregoing,  within 90 days after an Event of  Constructive
Termination (as hereinafter  defined) the Executive may terminate  employment and within thirty (30)
days thereafter,  the Company shall pay the Executive (i) the Severance Amount in a single lump sum, and (ii)  Severance  Benefits  for a period  of  twelve  (12)  months.  An  "Event  of  Constructive
Termination" shall mean (w) a relocation of the Executive's  principal  workplace to a location more than 50 miles from the location of such  workplace  on the  Effective  Date without the  Executive's express written consent;  (x) a reduction in Executive's base salary and target bonus (as determined by the Compensation  Committee) without the express written consent of the Executive; or a reduction in duties below that of a divisional president comparable in size to Object Design in May 2001.

4.6.     TERMINATION BY THE COMPANY DUE TO A CHANGE IN CONTROL.

               (a) If the Company  terminates the Executive's  employment  within twelve (12) months after a Change in Control (as  hereinafter  defined),  (i) the Executive shall receive the Severance
Amount payable in one lump sum on the effective date of such termination and the Severance  Benefits for a period of twelve (12) months following the termination of the Executive's employment, (ii) the vesting of all options to purchase  common  stock $.001 par value,  ("Common  Stock") of the Company then held by the Executive (each an "Option") shall be fully  accelerated such that all such Options shall be fully exercisable;  and (iii) any other provision of the applicable form of option or stock option plan  notwithstanding,  the time within which the Executive may exercise such Option shall be extended to the first anniversary of the date of termination of the Executive's  employment,  unless such extension would cause the option to lose its characterization as an ISO.

                                                 5

               (b) For purposes of this  Agreement,  a "Change of Control" shall mean the occurrence after the Effective Date of any of the following: (i) the acquisition by an entity, person, group or organization  of more  than 50% of either  (x) the  then-outstanding  shares of common  stock of the
Company or (y) the combined  voting power of the election of directors for the Company;  and/or (ii)
the sale of  substantially  all of the  Company's  assets or a merger or sale of stock  wherein  the holders  of the  Company's  capital  stock  immediately  prior  to such  sale do not hold at least a majority of the outstanding capital stock of the Company or its successor immediately following such sale;  and/or (iii)  individuals who, as of the date hereof,  constitute the Board of Directors (the
"Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors;
provided,  however,  that any individual  becoming a director  subsequently to the date hereof whose election,  or nomination  for election by the Company's  shareholders,  was approved by a vote of at least a majority of the directors then  comprising the Incumbent Board shall be considered as though such  individual were a member of the Incumbent  Board,  but excluding,  for this purpose,  any such individual whose initial  assumption of office occurs as result of an actual or threatened  election contest  with  respect to the  election  or  removal  of  directors  or other  actual or  threatened solicitation  of proxies or consents by or on behalf of a person other than the Board of  Directors.
(c) The Company shall require any successor via a Change in Control (whether direct or indirect,  by purchase,  merger,  consolidation  or  otherwise)  to assume  expressly  and agree to  perform  this
Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         4.7. TERMINATION WITHOUT CAUSE OR ELECTION NOT TO EXTEND. In the event that the Executive's employment  under this Agreement is terminated  Without Cause (as  hereinafter  defined)  during the
Initial  Term,  or if the  Company  elects not to extend this  Agreement  pursuant to Section 1, the
Company shall pay the  Executive,  on the date of such  termination:  (a) the Severance  Amount in a single  lump sum and (b) the  Severance  Benefits  for a period of twelve (12)  months.  Termination
Without  Cause  shall mean any  termination  by the  Company of  Executive's  employment  under this
Agreement,  other than (a)  termination  upon death in accordance  with Section 4.2, (b) termination upon Disability in accordance with Section 5.3, (c) termination for Cause in accordance with Section
4.4, or (d) constructive termination of the Executive pursuant to Section 4.5(b) above.

5.       INDEMNIFICATION.

         5.1. The Company  agrees that (i) if the Executive is made a party,  or is threatened to be made a party,  to any  action,  suit or  proceeding,  whether  civil,  criminal,  administrative  or investigative,  by  reason  of the fact  that he is or was a  director,  officer,  employee,  agent, manager,  consultant or  representative  of the Company,  or is or was serving at the request of the
Company or in connection with his service under this Agreement or the Prior Agreement, as a director officer,  employee,  agent, manager,  consultant or representative of another person, or (ii) if any claim is made, or is threatened to be made, that arises out of or relates to the Executive's service in any of the  foregoing  capacities,  then the Executive  shall  promptly be  indemnified  and held harmless by the Company to the fullest extent legally permitted, against any and all costs, expenses
liabilities  and  losses  (including,   without  limitation,   judgments,   interest,   expenses  of
investigation,  penalties,  fines, ERISA excise taxes or penalties,  reasonable attorneys' fees, and amounts paid or to be paid in settlement)  incurred or suffered by Executive in connection therewith and such indemnification  shall continue as to the Executive even if he has ceased to be a director, officer,  employee,  agent, manager,  consultant or representative of the Company and shall inure to the benefit of the Executive's heirs, executors, administrators and legal representatives.

                                                 6

         5.2. The Company agrees to advance to the Executive all costs and expenses  incurred by him in connection  with any event  described in this Section 6 to the fullest extent  legally  permitted within fifteen (15) days after receiving written notice requesting such an advance, which notice (a)
shall  include  an  undertaking  by the  Executive  to repay  the  amount  advanced  if he or she is ultimately determined not to be entitled to indemnification  against such costs and expenses and (b)
shall be accompanied by reasonable  documentation of the costs and expenses for which advancement is sought.  No amendment by the Company at any time on or after the Effective Date of the provisions of the  Company's  certificates  of  incorporation  or bylaws  shall be  effective to reduce any of the
Executive's rights to indemnification, or advancement of costs and expenses, under this Section 6.

         5.3.  During  the  Term and for a period  of six (6)  years  thereafter,  a  directors  and officers'  liability  insurance policy (or policies) shall be kept in place providing  comprehensive coverage to the  Executive to the extent that such  coverage is then provided by the Company for any other  present or former  senior  executive  or director of the Company  with respect to such senior executive's or director's service as such.

         5.4. The  provisions of this section shall  survive the  termination  or expiration of this
Agreement, irrespective of the reasons for such termination or expiration.

6.       ARBITRATION  OF  DISPUTES.  The  parties  hereto  shall use their  best  efforts  to settle amicably any  disputes,  differences,  or  controversies  arising  between them arising out of or in accordance  with  this  Agreement.  However,  in  the  event  any  such  disputes,  differences,  or controversies  are not so  settled,  the  same  shall be  submitted  to,  and  finally  settled  by, arbitration  in  accordance  with  the  Rules of  American  Arbitration  Association  by one or more arbitrators appointed in accordance with said Rules.  Arbitration initiated by either party shall be held in Boston,  Massachusetts.  The arbitrator(s)  shall have the power to award attorneys' fees to the prevailing party in their sole discretion. Judgment upon the award rendered by the arbitrator(s)
may be entered  in any court  having  jurisdiction  or  application  may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                                                 7

7.       ATTORNEYS'  FEES.  In the event a party seeks to enforce any  provision  of this  Agreement and receives  injunctive  relief or other  equitable  relief from a court of competent  jurisdiction which is final and not subject to appeal,  such party  shall be  entitled to recover its  reasonable attorneys'  fees and costs incurred with respect to obtaining such relief from the other party.  The provisions of this section are not intended to modify the provisions of Sections 6 and 7 hereof.

8.       OTHER PROVISIONS.

         8.1. AMOUNTS  PAYABLE;  WITHHOLDING  TAXES.  THE COMPANY'S  OBLIGATION TO PAY EXECUTIVE THE
AMOUNTS  PROVIDED AND TO MAKE THE ARRANGEMENTS  PROVIDED  HEREUNDER SHALL NOT BE SUBJECT TO SET-OFF,
COUNTERCLAIM OR RECOUPMENT OF AMOUNTS OWED BY EXECUTIVE TO THE COMPANY OR ANY OF ITS AFFILIATES. The
amounts payable by the Company hereunder shall be less any federal, state or local withholding taxes and social security.

         8.2. EXCISE TAX. To the extent that payments or other benefits to the Executive pursuant to this Agreement (together with any other payments, benefits or stock awards received by the Executive in connection  with a Change in Control)  would result in triggering  the provisions of the Sections
280G and 4999 of the Internal Revenue Code of 1986, as amended, or other comparable  federal,  state or local tax laws,  the Company  shall pay the Executive  such an additional  amount as is necessary
(after taking into account all federal,  state and local taxes (including any interest and penalties imposed with  respect to such taxes) , including  any income or excise tax payable by Executive as a result of the receipt of such additional  amount) to place Executive in the same after-tax  position
(including  federal,  state and local  taxes)  he or she  would  have been in had no such  excise or similar  purpose  tax been  paid or  incurred.  Such  payment  shall be  determined  by  independent accountants  agreed upon by the Company and the Executive  and shall be made as soon as  practicable after the time that any payments set forth in Section 6 hereof are due.

         8.3. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or sent by facsimile  transmission (with confirmation) or, if sent by regular mail, three days after the date of deposit in the United States mails addressed as follows:

        (a)      if to the Company, to:             eXcelon Corporation
                                                    25 Mall Road
                                                    Burlington, MA 01803
                                                    Attention:  Chief Executive Officer

        (b)      if to the Executive, to:           Philip Lee
                                                    39 Constitution Drive, Southborough, MA
                                                    01772

                                                 8

or to such  other  address as either  party may from time to time  provide to the other by notice as provided in this section.

         8.4.  BENEFICIARIES/REFERENCES.  The Executive shall be entitled,  to the extent  permitted under  applicable  law,  to  select  and  change a  beneficiary  or  beneficiaries  to  receive  any compensation or benefit under this Agreement,  following the Executive's death by giving the Company written notice thereof.  In the event of the Executive's  death or a judicial  determination  of his incompetence,  references in this Agreement to the Executive shall be deemed, where appropriate,  to refer to his beneficiary, transferee, estate or other legal representative.

         8.5. ENTIRE  AGREEMENT.  This Agreement  constitutes the entire agreement and understanding between the Company and the Executive, and supersedes all prior negotiations,  agreements (including the Prior Agreement),  arrangements,  and understandings,  both written or oral, between the Company and the Executive with respect to the subject matter and the Term of this Agreement.

         8.6. WAIVER OR AMENDMENT.

               (a) The waiver by either  party of a breach or  violation of any term or provision of this  Agreement by the other party shall not operate or be  construed as a waiver of any  subsequent breach or violation of any provision of this Agreement or of any other right or remedy.

               (b) No provision in this  Agreement may be amended unless such amendment is set forth in a writing that  specifically  refers to this  Agreement  and is signed by the  Executive  and the
Company.

         8.7.  GOVERNING LAW. This Agreement  shall be governed by and construed in accordance  with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.

         8.8.  ASSIGNMENT.  This Agreement shall inure to the benefit of, and shall be binding upon, each of the Company and the Executive and their respective heirs,  personal  representatives,  legal representatives, successors and assigns.

         8.9.  SEVERABILITY.  The  invalidity of any one or more of the words,  phrases,  sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this  Agreement  or any part  hereof.  If any part of this  Agreement  shall be declared invalid by a court of competent  jurisdiction,  this Agreement shall be construed as if such invalid part had not been inserted.

                                                 9

         8.10. SECTION HEADINGS. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning, construction or interpretation of any or all of the provisions of this Agreement.

         8.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate  parties  hereto in separate  counterparts,  each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument.

         8.12.  AUTHORITY TO EXECUTE. The undersigned officer represents and warrants that he or she has full power and  authority to enter into this  Agreement  on behalf of the Company,  and that the execution, delivery and performance of this Agreement have been authorized by the Board of Directors of the Company. Upon the Executive's acceptance of this Agreement by signing and returning it to the
Company, this Agreement will become binding upon the Executive and the Company.

         IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first written above.

EXECUTIVE                                                        EXCELON CORPORATION

                                                                 By:   /s/ Joseph Bellini
  By: /s/ Philip Lee                                                --------------------------------
     ----------------------------                                   Joseph Bellini
     Philip Lee                                                     Chief Executive Officer

                                                 10